Exhibit 99.1

ENTROPIC COMMUNICATIONS ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO, September 30, 2010 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon and software solutions to enable connected home entertainment, today announced the pricing of an underwritten public offering of 10,750,000 shares of its common stock at a price to the public of $9.70 per share. The offering is expected to close on or about October 5, 2010, subject to customary closing conditions. The Company has also granted the underwriters a 30-day option to purchase up to an additional 1,612,500 shares to cover over-allotments, if any. All of the shares in the offering are being offered by the Company. Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as the joint book-running managers for the offering and Craig-Hallum Capital Group LLC, Signal Hill Capital Group LLC, Pacific Crest Securities LLC and Merriman Capital, Inc. are acting as co-managers.

The shares are being offered pursuant to a shelf registration statement that was previously filed with the SEC and was declared effective on August 5, 2010. A copy of the prospectus supplement and the accompanying prospectus for the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus supplement and the accompanying prospectus for the offering may be obtained from Barclays Capital Inc., c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717; barclaysprospectus@broadridge.com (phone: 888-603-5847); or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (phone: 631-254-1735 or toll free 866-803-9204).

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, nor will there be any sales of such securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful. The offering may be made only by means of a prospectus supplement and the accompanying prospectus or by a free writing prospectus in accordance with the rules and regulations of the SEC.

About Entropic Communications

Entropic Communications, Inc. (Nasdaq: ENTR) is a leading fabless semiconductor company that is engineering the future of connected home networking and entertainment by providing next-generation silicon and software technologies to the world’s leading cable, telecommunications and satellite service providers, OEMs and consumer electronics manufacturers.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the completion, timing and size of the proposed public offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and other factors discussed in the “Risk Factors” section of the prospectus supplement and the accompanying prospectus. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

-More-

ENTROPIC COMMUNICATIONS ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK	PAGE 2

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media/Industry Analyst Contact:

Chris Fallon

Ruder Finn for Entropic Communications

212.715.1691

fallonc@ruderfinn.com

###